      As filed with the Securities and Exchange Commission on June 25, 2003

                                                      Registration No. 333-65505
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                           POST-EFFECTIVE AMENDMENT TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               USDATA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                       75-2405152
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation of Organization)


                          2435 North Central Expressway
                          Richardson, Texas 75080-2722
                         (Address of Principal Executive
                                    Offices)


    1982 INCENTIVE STOCK OPTION PLAN, 1992 INCENTIVE AND NONSTATUTORY OPTION
          PLAN AND AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN
                            (Full Title of the Plans)


                                 James E. Fleet
                             Chief Executive Officer
                               USDATA Corporation
                          2435 North Central Expressway
                          Richardson, Texas 75080-2722
                     (Name and address of agent for service)

                                 (972) 680-9700
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                             Richard A. Silfen, Esq.
                          Morgan, Lewis & Bockius, LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                          DEREGISTRATION OF SECURITIES

         USDATA Corporation, a Delaware Corporation (the "Company"), previously filed a registration statement on Form S-8 (File No. 333-00964) for the purpose of registering 1,301,322 shares of its common stock to be issued under the Company's 1982 Incentive Stock Option Plan, 1992 Incentive and Non statutory Option Plan or Amended and Restated 1994 Equity Compensation Plan. The Company is filing this Post-Effective Amendment to that registration statement to deregister any and all remaining unsold shares of common stock covered by such registration statement (including such additional shares of common stock offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other capital adjustments) as of the date hereof. The share amounts set forth above do not reflect the one-for-five reverse stock split effected with respect to the Company's common stock on August 21, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richardson, state of Texas on June 24, 2003.


                              USDATA CORPORATION


                              By: /s/ James E. Fleet
                                  ---------------------------------------------
                                  James E. Fleet
                                  Interim President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title                            Date
/s/ James. E. Fleet              Interim President and Chief
------------------------         Executive Officer, Director            June 24, 2003
James E. Fleet                   (Principal Executive Officer)


/s/ Jennifer P. Dooley           Vice President of Finance and
------------------------         Chief Financial Officer                June 24, 2003
Jennifer P. Dooley               (Principal Financial and
                                 Accounting Officer)


/s/ Yaron Eitan                  Chairman of the Board                  June 25, 2003
------------------------
Yaron Eitan


/s/ Winston J. Churchill         Director                               June 24, 2003
------------------------
Winston J. Churchill

/s/ James W. Dixon               Director                             June 24, 2003
------------------------
James W. Dixon


/s/ Randy T. Illig               Director                             June 24, 2003
------------------------
Randy T. Illig